UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2006

3CI COMPLETE COMPLIANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11097	76-0351992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 W. North Carrier Parkway, Suite 104 Grand Prairie, Texas		75050
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 375-0006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In its press release of March 17, 2006, 3CI Complete Compliance Corporation (the “Company”) announced that on March 14, 2006, the First Judicial District Court, Caddo Parish, Louisiana (the “Court”) in cause no. 467704-A, Robb et al. v. Stericycle, Inc. et al. (the “Louisiana Suit”), issued a final judgment approving the terms of the Settlement Agreement, dated November 11, 2005, among the Company, Stericycle, Inc., Larry F. Robb, individually and on behalf of a class of the minority stockholders of 3CI Complete Compliance Corporation (the “Company”) who held shares of the Company’s common stock (“Common Stock”) on September 30, 1998 or who acquired Common Stock between September 30, 1998 and February 10, 2005 (the “Class”), and the other parties to the Louisiana Suit, and approved the plan of allocation of the $32,500,000 settlement fund. The Court also approved an order awarding attorneys’ fees to counsel for the Class of $10,833,333, plus out-of-pocket expenses of $391,385. A copy of the Company’s press release, the Court’s Final Judgment and Order of Dismissal with Prejudice (the “Final Judgment”), the Court’s Order Approving Plan of Allocation of the Settlement Fund (the “Order Approving Plan of Allocation”), and the Court’s Order Granting and Directing Payment of Attorneys’ Fees and Reimbursement of Expenses, are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated by reference herein.

The Court’s Order Approving Plan of Allocation provides for $0.60 per share to be allocated as the consideration for the Common Stock transferred to Stericycle by the Final Judgment and to be paid to Class members who file validated claims and who held their shares as of March 14, 2006, the date of the Final Judgment. The Order Approving Plan of Allocation also  provides the award and the payment of an aggregate of $1,000,000 in retention bonuses to the Company’s employees and an aggregate of $75,000 to the Class representative and the members of the Special Committee of the Company’s Board of Directors. The balance of the $32,500,000 settlement fund, after deducting such payments, fees and expenses, will be paid to Class members who filed validated claims for their alleged damages in proportion to the length of time that they held Common Stock from September 30, 1998 to February 10, 2005.

All of the Court’s orders, including, but not limited to the Final Judgment and the Order Approving Plan of Allocation, are subject to appeal. However, since pursuant to the Final Judgment, the Court  transferred all shares of Common Stock held by Class members to Stericycle as of March 14, 2006, the Company has instructed its transfer agent to (i) with respect to stockholders whose shares are held in their direct names, not re-register any shares held of record on February 10, 2005, and still held of record on March 14, 2006, and (ii) with respect to stockholders whose shares are held by their broker in street name, not re-register any of these shares unless the transferor provides satisfactory evidence that the transferor acquired such shares after February 10, 2005. If the Final Judgment is not appealed or the appeal is unsuccessful, the shares transferred to Stericycle pursuant to the Final Judgment, together with other shares of Common Stock owned directly or indirectly by Stericycle, will enable Stericycle to acquire the remaining shares of Common Stock that are not held by Class members by means of a short-form merger under Delaware law. Stericycle has informed the Company that it intends to effect this short form merger as soon as legally possible following the expiration of the time for any suspensive appeal pursuant to Louisiana law.

Item 9.01.                                        Financial Statements and Exhibits

(a)                                 Financial statements of businesses acquired:  Not applicable.

(b)                                 Pro forma financial information:  Not applicable.

(c)                                  Shell company transactions. Not applicable.

(d)                                 Exhibits:

99.1	—	Press release, dated March 17, 2006.

99.2	—	Final Judgment and Order of Dismissal with Prejudice, dated March 14, 2006.

99.3	—	Order Approving Plan of Allocation of the Settlement Fund, dated March 14, 2006.

99.4	__	Order Granting and Directing Payment of Attorneys’ Fees and Reimbursement of Expenses, dated March 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2006	3CI COMPLETE COMPLIANCE CORPORATION

	By:	/s/ Stephen B. Koenigsberg
Stephen B. Koenigsberg
Director and Chairman of the Special Committee of the Board of Directors

EXHIBIT INDEX

Exhibit	Description

99.1	Press release, dated March 17, 2006.

99.2	Final Judgment and Order of Dismissal with Prejudice, dated March 14, 2006.

99.3	Order Approving Plan of Allocation of the Settlement Fund, dated March 14, 2006.

99.4	Order Granting and Directing Payment of Attorneys’ Fees and Reimbursement of Expenses, dated March 14, 2006.